                                                                     EXHIBIT 4.3


                                CARESIDE, INC.
                             6100 Bristol Parkway
                            Culver City, CA   90230


                                                   March 29, 2001



Each Purchaser Under the Securities
Purchase and Subscription Agreements
c/o Dougherty & Company, LLC
90 South Seventh Street, Suite 4400
Minneapolis, MN  55402

                             Re: Warrant Agreement
                                 -----------------

          Careside, Inc., a Delaware corporation (the "Company') proposes to sell to you (the "Purchaser") pursuant to a Securities Purchase and Subscription Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and between the Company and the Purchaser, shares of Series C Convertible Preferred Stock of the Company (the "Series C Preferred") and a warrant (the "Warrant") to purchase shares of common stock of the Company, par value $0.01 per share (the "Common Stock") at an exercise price as described herein (the Common Stock issuable upon exercise of the Warrant being referred to herein as the "Warrant Shares"). This letter agreement ("Agreement") sets forth the terms of the Warrant.

                                   ARTICLE I
                             WARRANT CERTIFICATES

     Section 1.1.  Forms of Warrant Certificates. The warrant certificates (the
                   -----------------------------
"Warrant Certificates") shall be issued substantially in the form of Exhibit A
                                                                     ---------
attached hereto, together with the form of the election to purchase (the "Election to Purchase") and assignment (the "Assignment") to be attached thereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section 1.2. Execution of Warrant Certificates. The Warrant Certificates
                  ---------------------------------
shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company either before or after delivery thereof by the Company to any Purchaser, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     Section 1.3. Registration of Warrant Certificates. The Company shall
                  ------------------------------------
number and keep a registry for the Warrant Certificates in a register as they are needed. The Company may deem and treat the registered holder(s) of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof for all purposes.

     Section 1.4. Exchange and Transfer of Warrant Certificates. The Warrant
                  ----------------------------------------------
Certificates (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Securities Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement and the Securities Purchase Agreement.

          The Company may from time to time note the transfer of any outstanding Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

          Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 4.5 hereof for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares: provided that the
                                                               --------
Company shall not be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Section 1.5. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If
                  ----------------------------------------------------------
 any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants or Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant Certificate must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 1.6. Cancellation of Warrant Certificates. Any Warrant Certificate
                  -------------------------------------
surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 1.4 in an exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate. Any Warrant Certificate so canceled shall be destroyed by the Company.

                                  ARTICLE II
                WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1. Exercise Price. Each Warrant Certificate shall, when signed
                  ---------------
by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Warrant Shares evidenced thereby at a purchase price per share of $2.55 per share (the "Initial Exercise Price") or such adjusted number of Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of
Article III hereof, payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2. Registration of Warrants and Warrant Shares. The Company shall
                  --------------------------------------------
secure the effective registration of the Warrant Shares for resale under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and subject to the conditions set forth in the Securities Purchase Agreement executed by the parties on the date hereof. Promptly after a registration statement under the Securities Act covering the Warrant Shares has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrant Shares to be mailed to each registered Holder.

     Section 2.3. Procedure for Exercise of Warrants. The Warrants may be
                  -----------------------------------
exercised prior to the Expiration Date (as hereinafter defined) at the Exercise Price at any time after the date hereof. The Warrants shall expire on May 4, 2004, at 5:00 p.m., EST (the "Expiration Date"). The Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its address set forth in Section 4.5 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Warrant Share in respect of which such Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value (as hereinafter defined) equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased. In the alternative, the Holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such Holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate (hereinafter, a "Net Cashless Exercise").

          As used herein: (a) the term "Fair Market Value," on a per share basis, means the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the five (5) consecutive Trading Days (as hereinafter defined) ending the Trading Day immediately preceding the Date of Exercise; (b) the term "Date of Exercise" with respect to any Warrant means the date on which such Warrant is exercised as provided herein; (c) the term "Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal
                                                    -----------------------
regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and (d) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section 2.4. Issuance of Common Stock. As soon as practicable after the
                  -------------------------
Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section
3.10. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and (subject to Section 4.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Warrant Shares is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares.

     Section 2.5. Certificates for Unexercised Warrants. In the event that,
                  --------------------------------------
prior to the Expiration Date, a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise, a new Warrant Certificate representing the remaining Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided that the Company shall not
                                             --------
be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Section 2.6. Reservation of Shares. The Company shall at all times
                  ----------------------
reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of the Common Stock are then listed. Without limitation of Section 2.2 hereof, nothing in this Section
2.6 shall require the Company to maintain a current registration statement or prospectus for the Warrant Shares.

     Section 2.7. No Impairment. The Company shall not by any action, including,
                  --------------
without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.

                                  ARTICLE III
                       ADJUSTMENTS AND NOTICE PROVISIONS

     Section 3.1. Adjustment of Exercise Price. The Exercise Price and number of
                  -----------------------------
Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.1. Upon each adjustment of the Exercise Price pursuant to Section 3.1(a) or (b), the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of

Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on preferred stock outstanding or issuable upon conversion of outstanding debt securities as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock) payable in shares of Common Stock, (ii) subdivide or reclassify outstanding shares of Common Stock into a larger number of shares, or (iii) combine or reclassify outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

         (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount thereof that would have been paid or distributed in respect of the Warrant Shares such Holder would have received had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3.1 upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

         (c) If the Company, during the twelve (12) months after the date of issuance of this Warrant shall issue securities other than Excluded Securities in a capital raising transaction without consideration or at a price per share less than the Conversion Price (as such term is defined in the Certificate of Designations of the Series C Preferred) that would be in effect if the date of issuance were the date of effectiveness of the Registration Statement, then in such case the Exercise Price, except as herein provided, shall be lowered so as to be equal to an amount determined by the following fraction:

          ([(X * P) + D] / (X  +  N)) + $0.61

     Where:

X = the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series C Preferred.

P = the Conversion Price that would be in effect if the date of issuance were the date of effectiveness of the Registration Statement.

D = the total amount of consideration received by the Company from such issuance.

N = the number of shares of Common Stock issued or issuable upon conversion or exercise of any derivative security issued in such new capital raising transaction.

     The term "Excluded Securities" shall mean any of the Company's securities
(i) issued under any of the Company's option plans; (ii) issuable upon conversion of any of the Company's outstanding convertible debt or equity securities, including without limitation the Series A Preferred Stock issuable upon conversion of the Company's debt to S.R. One, Limited, the Series B Preferred Stock issued in September 2000 to RoyCap, Inc., and the Series C Preferred issued pursuant to the Securities Purchase Agreement; (iii) issuable upon exercise of any of the Company's outstanding warrants; and (iv) issued under the Company's Employee Stock Purchase Plan.

     The term "Registration Statement" shall mean the registration statement filed by the Company contemplated by Appendix II to the Securities Purchase Agreement.

             (d) For the purposes of this Section 3.1, the following clauses shall also be applicable:

                  (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                (iii) In case of the issuance or sale of securities for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such securities (or, if securities are offered by the Company for subscription, the subscription price, or, if securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith) plus any amounts payable to security holders or any affiliate thereof, including without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

                 (iv) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of securities for a consideration part of all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (v) The aggregate maximum number of shares of Common Stock or other securities, as the case may be, issuable under options, rights or warrants issued by the Company that are not Excluded Securities shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued.

                 (vi) The aggregate consideration for any such options, rights or warrants shall be equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants.

                (vii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities issued by the Company that are not Excluded Securities shall be deemed to be issued and outstanding at the time of issuance of such securities.

               (viii) The aggregate consideration for any such convertible or exchangeable securities shall be equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                 (ix) If any change shall occur in the exercise price per share provided for in any of such options, rights or warrants or in the price per share at which such convertible or exchangeable securities are convertible or exchangeable, such options, rights or warrants or convertible or exchangeable securities, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                  (x) In case there has been any adjustment hereunder in the Exercise Price by reason of the offer, issue or sale of any subscription or purchase rights or options or any convertible or exchangeable securities or obligations and the purchase, conversion or exchange privilege so created thereafter terminates unexercised or changes, such Exercise Price shall as of the date of such termination or change be adjusted to reflect such termination or change.

                 (e) All calculations under this Section 3.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                 (f)  If:
                         (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                        (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                       (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                        (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                         (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     Section 3.2. Certificate of Adjustments. Whenever any adjustment is to be
                  ---------------------------
made pursuant to this Article III, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, setting forth such adjustments to be mailed to each Holder at least fifteen (15) days prior thereto, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any adjustments, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.

     Section 3.3. Warrant Certificate Amendments. Irrespective of any
                  ------------------------------
adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates
--------
evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrants.

     Section 3.4. Fractional Shares. The Company shall not be required upon the
                  ------------------
exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article III to the Exercise Price or number of Warrant Shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Warrant Shares purchasable upon exercise of such Warrants. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay an amount in cash to the Holder of the Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Warrants, multiplied by such fraction. All calculations under this Section 3.4 shall be made to the nearest hundredth of a share.

                                  ARTICLE IV
                                 MISCELLANEOUS

      Section 4.1. Payment of Taxes and Charges. The Company will pay all taxes
                   -----------------------------
(other than income taxes) and other government charges in connection with the issuance or delivery of the Warrants and the initial issuance or delivery of Warrant Shares upon the exercise of any Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than the name in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

Section 4.2.  Changes to Agreement.  The Company, when authorized by its Board
              --------------------
of Directors, with the written consent of Holders of at least a majority of outstanding Warrants of like tenor herewith, amend or supplement this Agreement. The Company may, without the consent or concurrence of Agent or any such Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

Section 4.3.  Assignment.  All the covenants and provisions of this Agreement
              ----------
by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

Section 4.4.  Successor to Company.  In the event that the Company merges or
              --------------------
consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company. In the event that such successor to the Company does not assume this Agreement, the Company shall give each Holder of a Warrant Certificate at least fifteen (15) days notice of the closing of the merger or consolidation and a brief statement of the intended treatment of the Warrants in the subject transaction.

Section 4.5.  Notices.  Any notice or demand required by this Agreement to be
              -------
given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

                              Careside, Inc.
                              6100 Bristol Parkway
                              Culver City, CA  90230
                              Attn:  President

                         With a copy to:

                         Pepper Hamilton LLP
                         3000 Two Logan Square
                         Eighteenth and Arch Streets
                         Philadelphia, PA  19103
                         Attn: Julia D. Corelli, Esq.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

Section 4.6.  Defects in Notice.  Failure to file any certificate or notice or
              -----------------
to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 3.1, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

Section 4.7.  Governing Law.  This Agreement and each Warrant Certificate issued
              -------------
hereunder shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws thereof.

Section 4.8.  Standing.  Nothing in this Agreement expressed and nothing that
              --------
may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

Section 4.9.  Headings.  The descriptive headings of the articles and sections
              --------
of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 4.10. Availability of the Agreement.  The Company shall keep copies of
              -----------------------------
this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 4.5 hereof.

Section 4.11.  Entire Agreement.  This Agreement, including the Exhibits
               ----------------
referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     By acceptance of a Warrant Certificate, the Holder thereof agrees to be bound by all the terms and conditions of this Agreement as if a signatory hereto.

                                        Yours truly,



                                        W. Vickery Stoughton
                                        Chief Executive Officer

                                   EXHIBIT A

                              WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A WARRANT AGREEMENT DATED AS OF MAY 4, 2001, AS AMENDED FROM TIME TO TIME, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


No. _______


                        Certificate for ______ Warrants

                       NOT EXERCISABLE AFTER 5:00 P.M.,

                         NEW YORK TIME, ON MAY 4, 2004

                                CARESIDE, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

          This Warrant Certificate is issued under and in accordance with the letter Warrant Agreement dated as of May 4, 2001 (the "Warrant Agreement") by and among the Company and the Purchaser (as defined in the Warrant Agreement) and is subject to the term and provisions contained in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Agreement.


          THIS CERTIFIES that _______ or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one (1) fully paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of Careside, Inc., a Delaware corporation (the "Company"), at the Exercise Price (as defined in the Warrant Agreement) at the times specified in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Warrant Agreement (as hereinafter defined). No Warrant may be exercised after 5:00 P.M., New York time, May 4, 2004 (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement hereinafter referred to.

          Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

          Upon the exercise of less than all of the Warrants to purchase the shares of the Common Stock evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

          Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants to purchase the shares of the Common Stock, upon surrender of this Warrant Certificate at the principal office of the Company.

          Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

          No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement. No Warrant Certificate representing any fractional Warrant Shares will be issued.

     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, except as set forth in the Warrant Agreement.

     The acceptance of this Warrant Certificate, the Holder hereof agrees to be bound by all of the terms and conditions of the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.


                                        CARESIDE, INC.


                                        W. Vickery Stoughton
                                        Chief Executive Officer

                             [Form of Assignment]


          FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase the shares of the Common Stock set forth below:

     Name of Assignee              Address             No. of Warrants
     ----------------              -------             ---------------



and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Careside, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated: __________ ___, _____  __________________________________________________
                              Signature


                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                        [Form of Election To Purchase]


          The undersigned hereby irrevocably elects to exercise ____________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO: ____________________________________________________________________
                                    (NAME)

______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

______________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO: _________________________________________________________________
                                    (NAME)

at ____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

          In full payment of the purchase price with respect to the exercise of Warrants to purchase shares of the Common Stock, the undersigned:

     [_] hereby tenders payment of $________ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company; or

     [_] hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Warrant Agreement) equal to the Exercise Price multiplied by the number of Warrant Shares being purchased; or

     [_] hereby makes a Net Cashless Exercise (as defined in the Warrant Agreement).

          If the number of Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of such full Warrants not exercised be issued and delivered as follows:

ISSUE TO: ______________________________________________________________________
                                    (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO: ____________________________________________________________________
                                    (NAME)

at _____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


Date: __________ ___, ______  __________________________________________________
                              Signature

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                              PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER OF HOLDER


                              __________________________________________________